UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2012 (August 18, 2011)

THE X-CHANGE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-41703	90-0156146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas TX 75243
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (972) 386-7350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into a Material Definitive Agreement

On August 18, 2011, The X-Change Corporation (Company) entered into an Asset Purchase Agreement (Agreement) with Old West Entertainment Corp. (Old West), a Nevada corporation, a privately-owned company which was not affiliated with the Company. As part of the Agreement, the Company acquired all right, title and interest in all of Old West's Operating Entertainment Business (Assets). The Assets included a website, client base, capital assets, hardware, software, intellectual property as well as all of Old West's artists, properties, patents, trademarks and distribution rights and agreements relating to Old West's music and entertainment business. The Company would also assume all rights and obligations under a Management Consulting Agreement between Old West and Arthur Molina Jr., also known in the music business as "Frost." As consideration for this Agreement, the Company issued one million shares (1,000,000) of its common stock, in restricted form, to Old West.

On February 22, 2012, the Company entered into a Repurchase Agreement (Repurchase Agreement) with Old West. As a part of the Repurchase Agreement, the Company is transferred all of the aforementioned assets back to Old West in exchange for Old West returning the shares which the Company issued to it as part of the original Asset Purchase Agreement. A complete copy of the Repurchase Agreement was attached as an exhibit to a Current Report on Form 8-K on or about March 5, 2012 and the effect of the Repurchase Agreement was to make the initial agreement null and void Ab Initio.

Item 8.01 - Other Events

On April 4, 2012, the Company filed a Form 12b-25, Notice of Late Filing with the U. S. Securities and Exchange Commission related to the delayed filing of the Company’s Form 10-K for the year ended December 31, 2011. In that filing, the Company’s management represented:

“As reported in a Current Report on Form 8-K, filed March 5, 2012, The X-Change Corporation entered into a Repurchase Agreement with Old West Entertainment Corp. which effectively cancelled an asset acquisition dated August 18, 2011 (previously reported on Form 8-K and Form 8-K/A) as if said transaction never existed. The Company's current management is working with the Company's former management, the Company's legal counsel and the Company's auditors to locate, acquire and provide the requisite financial data to complete an audit of the Company's financial statements as of December 31, 2011. Accordingly, timely completion of said audit of the Company's financial statements and the timely filing of our Form 10-K could not be accomplished without unreasonable effort or expense.”

It is management’s intent to amend the previously filed Form 10-Q for the quarter ended September 30, 2011 (which previous management filed without review by the Company’s auditors) and file the Form 10-K for the year ended December 31, 2011 on or before April 16, 2012.

Item 9.01 - Financial Statements and Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 4, 2012	The X-Change Corporation

By: /s/ R. Wayne Duke
R. Wayne Duke
Chief Executive Officer
and Chief Financial Officer

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